Amtech Systems Announces Plan to Divest Solar Businesses and
Focus Solely on the Profitable Growth Opportunities in Its Semiconductor Businesses

TEMPE, Ariz., April 3, 2019 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer handling automation, and related consumables used in fabricating semiconductor devices, light-emitting diodes (LEDs), silicon carbide (SiC) and silicon power chips and solar cells, today announced that following an extensive review of its businesses, Amtech management and Board of Directors have decided to focus solely on growth opportunities in the Company’s semiconductor and SiC/LED polishing businesses and intend to sell the Company’s solar businesses, including its Tempress and SoLayTec subsidiaries.

Amtech’s J.S. Whang, Chairman and Chief Executive Officer, commented, “In November 2018 we announced that we had initiated a comprehensive review of our solar businesses. In a February update we noted thus far our review strongly indicates that our combined Semi and SiC/LED polishing business provide better markets for enhancing the value of Amtech Group. We have recently completed our assessment and conclude, along with Tempress and SoLayTec management, that significant investment is required to effectively compete in the changing solar industry. We therefore conclude Tempress and SoLayTec would be better positioned to capitalize on opportunities in the solar industry under new ownership.”

Compelling Financial and Strategic Growth Benefits

The expected divestiture of Amtech’s solar businesses offers compelling financial and strategic benefits. The strategic streamlining positions Amtech to:

•	Invest in the three semiconductor value chains in which it operates: chip substrate, chip fabrication, and chip packaging and SMT,

•	Build upon our strengths in chip packaging and SMT,

•	Further our position as a market leader in the fast-growing, high-end power chip market (SiC and 300mm Si HTR),

•	Stop solar losses and enhance the Company’s cash flow and earnings growth profile, and

•	Capture high value for our investments.

Mr. Michael Whang, Chief Operating Officer, added, “With renewed excitement, we now look to dedicate our resources to our semiconductor and silicon carbide businesses. We see significant opportunity to build upon our strengths as we seek to more fully participate in the fast-growing advanced power chip opportunities ahead of us. We believe this strategic shift transitions Amtech to a business model that can deliver more reliable profitability in both the near and longer term.”

About Amtech Systems, Inc.

Amtech Systems, Inc. is a global supplier of advanced thermal processing and polishing equipment and related consumables to the semiconductor / electronics, power IC businesses, advanced lighting manufacturing and solar markets. Amtech's equipment includes diffusion systems, solder reflow systems, wafer handling automation, PECVD and ALD systems and polishing equipment and related consumables for surface preparation of various materials, including silicon carbide ("SiC"), sapphire and silicon. The Company's wafer handling, thermal processing, polishing and consumable products currently address the diffusion and deposition steps used in the fabrication of semiconductors, printed circuit boards, semiconductor packaging, solar cells, MEMS, and advanced lighting, including the polishing of newly sliced sapphire and silicon wafers. Amtech's products are recognized under the leading brand names BTU International, Bruce TechnologiesTM, PR HoffmanTM, Tempress SystemsTM, R2D AutomationTM and SoLayTec.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's plans to sell its solar businesses, its plans to invest in three semiconductor value chains in which it operates (chip substrate, chip fabrication, and chip packaging and SMT) and fully participate in advanced power chip opportunities, and its ability to enhance its cash flow and earnings growth profile, capture high value for its investments, and deliver more predictable results and consistent profitability in both the near and longer term. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc.
Lisa Gibbs
Chief Financial Officer
(480) 967-5146
IRelations@Amtechsystems.com

Or

Christensen
Investor Relations
Patty Bruner
(480) 201-6075
Pbruner@christensenir.com